Exhibit 99.1

 MOSINEE, WI...April 22, 2002....Wausau-Mosinee Paper Corporation (NYSE:WMO)
 today announced first-quarter net earnings of $3.4 million, or $.07 per share, compared to a net loss of $4.7 million or $.09 per share in the first quarter of 2001. Net sales were $225.9 million compared to $234.1 million for the same period last year.

 First-quarter results included after-tax stock incentive expenses of less than $.01 per share in 2002 and $.03 per share in 2001.

 "The performance of all three of our business segments improved over prior year despite difficult industry conditions, allowing us to report our third consecutive quarter of year-over-year earnings increase," said Thomas J. Howatt, President and CEO. Mr. Howatt continued, "Our focus on internal initiatives has significantly improved our cost structure and, coupled with lower market pulp and energy prices, has allowed us to sustain earnings progress despite difficult market conditions."

 Mr. Howatt noted that first-quarter 2002 shipments exceeded prior year by 3 percent and gross profit margins improved to 11 percent. "Despite generally weak economic conditions and reduced demand in uncoated freesheet and specialty paper markets, full operations were sustained and shipment gains were achieved across all three of our business segments," continued Mr. Howatt. "Competitive influences did, however, drive average selling prices nearly 8 percent lower than the same period last year with the most significant declines occurring within the Specialty Paper Group. Even so, each of our businesses achieved improvements in operating earnings and margins," Mr. Howatt said.

 Looking toward the second quarter of 2002, Mr. Howatt commented: "Market conditions remain extremely competitive across all three business segments, with expansion occurring only within towel and tissue grades. Pulp costs appeared to reach cyclical lows in the first quarter and are trending higher. I expect our positive earnings trend will continue, but with second-quarter earnings only modestly above first-quarter levels."

 Wausau-Mosinee's first quarter conference call is scheduled for 11:00 a.m.
 (EDT) on Tuesday, April 23, and can be accessed through the Company's web site at www.wausaumosinee.com under "Investor Information". A replay of the webcast will be available at the same site through April 30.

 Wausau-Mosinee Paper Corporation produces fine printing and writing papers, technical specialty papers, and "away-from-home" towel and tissue products.

 Safe Harbor under the Private Securities Litigation Reform Act of 1995:
 The matters discussed in this news release concerning the Company's future performance or anticipated financial results are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material prices, manufacturing problems at Company facilities, and other risks and assumptions described in Item 1 of the Company's Form 10-K for the year ended December 31, 2001. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
                               (Tables follow)

                      WAUSAU-MOSINEE PAPER CORPORATION
               INTERIM REPORT - QUARTER ENDED MARCH 31, 2002

 (in thousands, except  share amounts)                     Three Months
 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)            Ended March 31,
                                                          2002      2001
 Net Sales                                              $225,928    $234,145
 Cost of Sales                                           200,552     217,956
        Gross Profit                                      25,376      16,189
 Selling & Administrative Expense                         17,072      19,253
        Operating Profit/(Loss)                            8,304      (3,064)
 Interest Expense                                         (2,763)     (4,336)
 Other Income/(Expense), Net                                (103)       (149)
      Earnings/(Loss) before Income Taxes                  5,438      (7,549)
 Provision/(Credit) for Income Taxes                       2,010      (2,800)
      Net Earnings/(Loss)                             $    3,428     ($4,749)

      Net Earnings/(Loss) Per Share (Basic & Diluted) $     0.07    ($  0.09)
      Weighted Average Shares Outstanding             51,515,064  51,372,685

 Condensed Consolidated Balance Sheets (Note 3)        March 31,  December 31,
                                                          2002         2001
 Current Assets                                          $236,999  $223,035
 Property, Plant & Equipment, Net                         626,752   634,928
 Other Assets                                              34,650    34,045
      Total Assets                                       $898,401  $892,008

 Current Liabilities                                     $115,371  $121,311
 Long-term Debt                                           205,121   192,264
 Other Liabilities                                        209,248   213,578
 Stockholders' Equity                                     368,661   364,855
      Total Liabilities & Stockholders' Equity           $898,401  $892,008

 Condensed Consolidated Statements                  Three Months
        of Cash Flow (unaudited)                   Ended March 31,
                                                     2002      2001
 Cash Used by Operating Activities                ($1,498)  ($3,450)
 Capital Expenditures - Net                        (6,881)   (5,771)
 Borrowings Under Credit Agreements                13,039     8,452
 Dividends Paid                                    (4,378)   (4,368)
 Stock Options Exercised                              324     1,898
 Proceeds on Sale of Property, Plant & Equipment        0       104
 Proceeds on Sale of Swap Agreement                     0     2,250
 Other Investing & Financing Activities                 0       (59)
      Net Increase (Decrease) in Cash           $     606  ($   944)

 Note 1 - Certain prior year amounts in the financial statements have been reclassified to conform to the 2002 presentation.
 Note 2 - Net earnings includes expenses, or credits, for incentive plans calculated by using the average price of the Company's stock at the close of each fiscal quarter as if all such plans had been exercised that day. For the three months ended March 31, 2002, these plans resulted in after-tax expense of $336,000 or $.01 per share, compared to after-tax expense of $1,747,000 or $.03 per share for the same period last year.

 Note 3 - Balance sheet amounts at March 31, 2002 are unaudited. The December 31, 2001 amounts are derived from audited financial statements.

 Note 4 - Interim Segment Information
          The Company's operations are classified into three principal reportable segments, the Printing & Writing Group, the Specialty Paper Group and the Towel & Tissue Group, each providing different products. Separate management of each segment is required because each business unit is subject to different marketing, production and technology strategies.

          The Printing & Writing Group produces a broad line of premium printing and writing grades at manufacturing facilities in Brokaw, Wisconsin and Groveton, New Hampshire. The Printing & Writing Group also includes two converting facilities which produce wax-laminated roll wrap and related specialty finishing and packaging products, and a converting facility which converts printing and writing grades.
          The Specialty Paper Group produces specialty papers at its manufacturing facilities in Rhinelander, Wisconsin; Mosinee, Wisconsin; and Jay, Maine. The Towel & Tissue Group manufactures a complete line of towel, tissue, soap and dispensing systems for the "away-from-home" market. The Towel & Tissue Group operates a paper mill in Middletown, Ohio and a converting facility in Harrodsburg, Kentucky.

 Sales, operating profit, and asset information by segment is as follows:

     (in thousands)                               March 31,  December 31,
                                                     2002         2001
      Segment Assets (Note 3)
          Printing & Writing                      $294,861     $294,241
          Specialty Paper                          371,948      368,595
          Towel & Tissue                           180,783      177,708
          Corporate & Unallocated*                  50,809       51,464
                                                  $898,401     $892,008

                                                     Three Months
                                                    Ended March 31,
                                                   2002          2001
      Net Sales External Customers (unaudited)
          Printing & Writing                      $96,307    $97,828
          Specialty Paper                          82,920     91,192
          Towel & Tissue                           46,701     45,125
                                                 $225,928   $234,145

      Net Sales - Intersegment (unaudited)
          Printing & Writing                       $1,844     $2,702
          Specialty Paper                              83        104
          Towel & Tissue                                0          0
                                                   $1,927     $2,806

      Operating Profit (Loss) (unaudited)
          Printing & Writing                      $6,849      $1,321
          Specialty Paper                           (927)     (4,018)
          Towel & Tissue                           5,558       4,580
      Total Reportable Segment Operating Profit   11,480       1,883
          Corporate & Eliminations                (3,176)     (4,947)
          Interest Expense                        (2,763)    (4,336)
          Other Income/(Expense), Net               (103)       (149)
             Earnings (Loss) before Income Taxes  $5,438     ($7,549)

                                                         Three Months
 (in thousands, except ton amounts)                     Ended March 31,
                                                         2002     2001
 Depreciation, Depletion and Amortization (unaudited)
   Printing & Writing                                  $4,167    $4,249
   Specialty Paper                                      6,319     6,308
   Towel & Tissue                                       4,481     4,169
   Corporate and unallocated                              229       446
                                                      $15,196   $15,172

 Tons Sold (unaudited)
   Printing & Writing                                  87,069    85,367
   Specialty Paper                                     78,685    75,618
   Towel & Tissue                                      33,369    31,539
                                                      199,123   192,524

 *Segment assets do not include intersegment accounts receivable, cash, deferred tax assets and certain other assets which are not identifiable with the segments.